Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Telecom & Technology Adds New Independent Member
To Its Board of Directors
MCLEAN, Va., December 4, 2007 — Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global Multi-Network Operator (MNO), today announced, effective December 1, 2007, it has expanded its Board of Directors to ten members and that Theodore (Ted) B. Smith, III, chairman, president and chief executive officer of John Hassall, Inc., has joined the Board as an independent director.
As a Director, Mr. Smith, along with GTT’s other board members, will assist the Company with the strategic execution of its multi-network operator strategy, ensure that the Company is focused on delivering increased shareholder value and provide overall support to the Company’s global operations and business development efforts.
“We are very pleased to have Ted as a member of our Board of Directors,” said Richard D. Calder, Jr., president and chief executive officer of GTT. “He will be a tremendous asset as we continue to expand our business to take advantage of current market opportunities and position the company to leverage from the growth in telecom services on a global basis. We look forward to the contributions and leadership Ted will bring GTT given his considerable operational, capital markets, and financial experience.”
Theodore B. Smith, III, 44, has been the president and chief executive officer of John Hassall, Inc., a privately held manufacturer of specialty fasteners located on Long Island with partnerships in Japan and China, since 2004 and president since 1997. Mr. Smith began his tenure with John Hassall in 1989. Mr. Smith began his career in 1986 at Bear Sterns where he was a member of their Institutional Equities Sales group. Mr. Smith graduated from Colgate University in 1986 with an undergraduate degree in Economics and Art history.
About GTT
Global Telecom & Technology, Inc. is a new type of service provider — a Multi-Network Operator. GTT designs solutions based on its customer’s requirements, using a combination of multiple telecommunications networks and technologies. Unlike traditional network centric carriers, GTT provides best-of-breed solutions by procuring, integrating and managing components of these various networks on its customers’ behalf. GTT has taken the inherent advantages of the Multi-Network Operator approach to a new level through a combination of powerful network design and pricing tools; a global service footprint; a deep and broad set of strategic vendor relationships; and above all, an expert team committed to delivering outstanding end-to-end customer service. Headquartered in McLean, Virginia and with offices in London, Paris, Düsseldorf, and New York, GTT provides a global service footprint covering more than 70 countries, and it has more than 200 customers and in excess of 100 carrier partnerships around the world. For more information visit the GTT web site: http://www.gt-t.net
Forward-Looking Statements
Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and transactional activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause GTT’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s ability to execute with respect to growth plans and/or acquisition strategies; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; GTT’s ability to successfully complete the integration of its operating companies following the Acquisitions; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K filed in April 2007 and other annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.
GTT Media Contact:
JD Darby
+1.703.442.5530
jd.darby@gt-t.net
GTT Investor Contact:
Trish Drennan
+1.703.725.7625
tdrennan@gt-t.net